SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 27, 2003

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 5.    OTHER EVENTS.

On August 27, 2003, the Registrant announced the election of one additional Class II member of the Registrant’s Board of Directors. Peter C. Einselen, currently an investment broker with Anderson and Strudwick, Richmond, Virginia, has accepted his nomination to the Board of Directors of the Registrant. Mr. Einselen graduated from the Citadel Military College of South Carolina in 1961, and was on 10 years active duty in Korea and Vietnam, serving in the U.S. Army Finance Corps, retiring with the rank of Lt. Colonel. He has been in the brokerage business since 1971, and also currently serves as a Director of Auto Info, Inc.

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

	By:	/s/ Robert B. Harris, Ph.D.
Dated: August 27, 2003		Robert B. Harris, Ph.D. President and Chief Executive Officer